Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

22-21

Contacts:	Jayshree Desai, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(281) 881-5170
713-629-7600

QUANTA SERVICES REPORTS THIRD QUARTER 2022 RESULTS

Third Quarter Consolidated Revenues of $4.46 Billion*

Third Quarter GAAP Diluted EPS of $1.06 and Adjusted Diluted EPS of $1.77*

Net Income Attributable to Common Stock of $156.0 Million and Adjusted EBITDA of $467.4 Million*

Cash Flow from Operations of $343.4* Million and Strong Free Cash Flow*

Remaining Performance Obligations of $6.8 Billion* and Total Backlog of $20.9 Billion*

Confirming Full-Year 2022 Financial Expectations

* = Record quarterly or record third quarter result

HOUSTON – November 3, 2022 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended September 30,2022. Revenues in the third quarter of 2022 were $4.46 billion compared to revenues of $3.35 billion in the third quarter of 2021, and net income attributable to common stock was $156.0 million, or $1.06 per diluted share, in the third quarter of 2022 compared to net income attributable to common stock of $174.4 million, or $1.21 per diluted share, in the third quarter of 2021. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $1.77 for the third quarter of 2022 compared to $1.48 for the third quarter of 2021.

“Quanta delivered solid results in the third quarter, with multiple record financial metrics, including revenues, adjusted EBITDA, adjusted earnings per share and free cash flow. Quanta continues to profitably grow and perform at a high-level, which we believe demonstrates our repeatable and sustainable model and the successful execution of our strategic initiatives to drive operational excellence, total cost solutions for our clients and value for our stakeholders,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “Our solid financial performance in 2022, coupled with our record backlog, active customer discussions and robust end market dynamics, reaffirms our confidence in our full-year 2022 consolidated financial expectations.

“We are increasingly excited and confident about the opportunity to drive multi-year revenue and double-digit earnings per share growth by continuing to support the long-term programmatic spend of our customers and capitalizing on the energy transition

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across our portfolio of services, which we believe has been enhanced by the passage of the Inflation Reduction Act of 2022. Quanta is investing in the future to meet the needs of our customers and capitalize on the visible opportunities ahead of us. We look forward to a strong finish in 2022 and expect significant backlog growth as we enter 2023, which supports our expectations for profitable growth next year.”

Certain items impacted the third quarter of 2022 results and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed one acquisition during the first nine months of 2022 and completed ten acquisitions during the full year 2021, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2022 and 2021, see the footnotes accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

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Capital Deployment - During the third quarter of 2022, Quanta repurchased 158,499 shares of its outstanding common stock in the open market for $21.0 million. From January through October 2022, Quanta repurchased 1,054,122 shares of its outstanding common stock in the open market for $126.8 million, and as of October 31, 2022 Quanta’s stock repurchase program authorized additional repurchases of up to approximately $346.0 million of common stock. Additionally, in July 2022, Quanta acquired a utility contractor that specializes in underground construction and operates in the western United States and is reported in its Electric Infrastructure Solutions segment.

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Published 2021 Sustainability Report - Quanta’s 2021 Sustainability Report, published in August 2022, discusses the company’s accomplishments last year and marks a key milestone, as the company published its first consolidated set of sustainability metrics, including Scope 1 and 2 emissions. Titled, “Connecting People, Powering Tomorrow,” the report discusses Quanta’s ongoing commitment to People, Planet and Principles and the important positive impact Quanta has on society through capitalizing on the megatrends and opportunities that help lead the energy transition and enable technological development in a just and equitable manner. Please visit https://sustainability.quantaservices.com to access the microsite and report.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

Revenues in the nine months ended September 30, 2022 were $12.66 billion compared to revenues of $9.06 billion in the nine months ended September 30, 2021, and net income attributable to common stock was $328.6 million, or $2.22 per diluted share, in the nine months ended September 30, 2022 compared to net income attributable to common stock of $381.2 million, or $2.64 per diluted share, in the nine months ended September 30, 2021. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $4.66 for the nine months ended September 30, 2022 compared to $3.36 for the nine months ended September 30, 2021.

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FULL-YEAR 2022 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors impacting project timing and execution have impacted the company’s historical results and may impact Quanta’s future financial results. Additionally, we continue to consider future uncertainty associated with overall challenges impacting the domestic and global economy, including inflation, increased interest rates and recessionary economic conditions. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog (a non-GAAP measure) the company is executing on and the opportunities expected to materialize during the remainder of 2022.

Prior to the company’s conference call, management will post a summary of updated 2022 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. For the full year ending December 31, 2022, Quanta now expects revenues to range between $16.80 billion and $17.00 billion, net income attributable to common stock to range between $473 million and $507 million, diluted earnings per share attributable to common stock to range between $3.19 and $3.43 and adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to range between $6.15 and $6.39. Additionally, Quanta now expects EBITDA (a non-GAAP financial measure) to range between $1.44 billion and $1.49 billion, adjusted EBITDA (a non-GAAP financial measure) to range between $1.65 billion and $1.70 billion, and free cash flow (a non-GAAP financial measure) to range between $600 million and $700 million for the full year ending December 31, 2022.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2022 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

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CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on November 3, 2022, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 10, 2022 by dialing 1-877-660-6853 and referencing the conference ID 13730210. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates, tax rates and other operating results and GAAP and non-GAAP financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market and the transition to a reduced-carbon economy; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and investments, including Blattner (as defined below) and Quanta’s investments in LUMA Energy, LLC and Starry Group Holdings, Inc.; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; beliefs and assumptions about the collectability of receivables; expectations regarding the COVID-19 pandemic, including potential further impacts of the pandemic and of governmental and customer responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a reduced-carbon economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected recognition and realization of remaining performance obligations and backlog; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of equity or debt securities or repayments of other outstanding debt; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support transition to a carbon-neutral economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of our business; the expected impact of global and domestic economic conditions on our business, financial condition, results of operations, cash flows and liquidity, including inflation, interest rates and recessionary economic conditions; the expected impact of changes or potential changes to climate; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; expectations regarding our ability to reduce our debt and maintain our current credit ratings; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including as a result of, among other things, inflation, interest rates, recessionary economic conditions, and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; further effects of the COVID-19 pandemic, including the impact of the pandemic and business and governmental responses thereto on Quanta’s operations, personnel and supply chains and on commercial activity and demand across Quanta’s business and its customers’ businesses, as well as Quanta’s inability to predict the future impact of the COVID-19 pandemic; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and the conditions in which Quanta operates and can be due to the failure of infrastructure on which we have performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of inflationary pressure, regulatory, supply chain and logistical challenges and the COVID-19 pandemic on these third parties; Quanta’s ability to attract, the potential shortage of and increased costs with respect to skilled labor, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; risks associated with operating in international markets and U.S. territories, including instability of governments, currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions or retain key personnel from acquired businesses, including Blattner; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of

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Quanta’s workforce on its operations, including labor stoppages or interruptions due to strikes or lockouts; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended

September 30, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$4,459,757	$3,353,278	$12,657,285	$9,056,675
Cost of services (including related depreciation)	3,770,927	2,818,602	10,795,694	7,701,398

Gross profit	688,830	534,676	1,861,591	1,355,277
Equity in earnings of integral unconsolidated affiliates	10,633	10,232	44,350	22,865
Selling, general and administrative expenses	(347,449)	(274,846)	(995,581)	(788,308)
Amortization of intangible assets	(67,147)	(22,772)	(290,843)	(65,418)
Asset impairment charges	—	—	(2,800)	(2,319)
Change in fair value of contingent consideration liabilities	1,924	787	(4,054)	1,360

Operating income	286,791	248,077	612,663	523,457
Interest and other financing expenses	(33,566)	(17,259)	(86,933)	(42,843)
Interest income	436	72	727	3,098
Other income (expense), net	(24,455)	6,089	(68,255)	18,232

Income before income taxes	229,206	236,979	458,202	501,944
Provision for income taxes	72,890	61,581	120,698	116,256

Net income	156,316	175,398	337,504	385,688
Less: Net income attributable to non-controlling interests	360	1,033	8,887	4,529

Net income attributable to common stock	$155,956	$174,365	$328,617	$381,159

Earnings per share attributable to common stock:
Basic	$1.09	$1.25	$2.29	$2.72

Diluted	$1.06	$1.21	$2.22	$2.64

Shares used in computing earnings per share:
Weighted average basic shares outstanding	143,353	140,008	143,581	140,134

Weighted average diluted shares outstanding	147,678	144,304	148,096	144,448

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215,395	$229,097
Accounts receivable, net	3,638,357	3,400,318
Contract assets	1,127,181	803,453
Inventories	98,121	84,659
Prepaid expenses and other current assets	268,769	215,050

Total current assets	5,347,823	4,732,577
PROPERTY AND EQUIPMENT, net	2,025,224	1,919,697
OPERATING LEASE RIGHT-OF-USE ASSETS	227,707	240,605
OTHER ASSETS, net	597,946	632,244
OTHER INTANGIBLE ASSETS, net	1,519,371	1,801,180
GOODWILL	3,578,575	3,528,886

Total assets	$13,296,646	$12,855,189

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$32,344	$29,166
Current portion of operating lease liabilities	73,926	78,251
Accounts payable and accrued expenses	2,409,600	2,254,671
Contract liabilities	830,351	802,872

Total current liabilities	3,346,221	3,164,960
LONG-TERM DEBT, net of current maturities	3,886,522	3,724,474
OPERATING LEASE LIABILITIES, net of current portion	168,837	170,427
DEFERRED INCOME TAXES	227,334	191,098
INSURANCE AND OTHER NON-CURRENT LIABILITIES	466,164	487,309

Total liabilities	8,095,078	7,738,268

TOTAL STOCKHOLDERS’ EQUITY	5,196,053	5,112,301
NON-CONTROLLING INTERESTS	5,515	4,620

TOTAL EQUITY	5,201,568	5,116,921

Total liabilities and equity	$13,296,646	$12,855,189

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2022 and 2021 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The Renewable Energy Infrastructure Solutions segment was added beginning with the three months ended December 31, 2021, primarily due to our acquisition of Blattner Holding Company and its operating subsidiaries (Blattner) in October 2021. In conjunction with this change, certain prior year amounts have been recast to conform to this new segment reporting structure. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Revenues:
Electric Power Infrastructure Solutions	$2,282,332	51.2%	$1,996,789	59.5%	$6,620,459	52.3%	$5,488,597	60.6%
Renewable Energy Infrastructure Solutions	978,779	21.9	331,679	9.9	2,778,647	22.0	1,047,766	11.6
Underground Utility and Infrastructure Solutions	1,198,646	26.9	1,024,810	30.6	3,258,179	25.7	2,520,312	27.8

Consolidated revenues	$4,459,757	100.0%	$3,353,278	100.0%	$12,657,285	100.0%	$9,056,675	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	255,457	11.2%	252,415	12.6%	691,026	10.4%	613,121	11.2%
Renewable Energy Infrastructure Solutions	88,885	9.1%	35,868	10.8%	240,514	8.7%	111,096	10.6%
Underground Utility and Infrastructure Solutions (b)	101,351	8.5%	68,167	6.7%	239,469	7.3%	100,917	4.0%
Corporate and Non-Allocated Costs (c)	(158,902)	(3.6)%	(108,373)	(3.2)%	(558,346)	(4.4)%	(301,677)	(3.3)%

Consolidated operating income	$286,791	6.4%	$248,077	7.4%	$612,663	4.8%	$523,457	5.8%

(a)

Included in Electric Power Infrastructure Solutions operating income was equity in earnings of integral unconsolidated affiliates of $10.6 million and $10.2 million for the three months ended September 30, 2022 and 2021 and $44.4 million and $22.9 million for the nine months ended September 30, 2022 and 2021.

(b)

Included in operating income for the Underground Utility and Infrastructure Solutions segment for the nine months ended September 30, 2021 was a $23.6 million provision for credit loss related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate. The provision for credit loss related to the receivables negatively impacted operating margin for the nine months ended September 30, 2021 by approximately 90 basis points.

(c)

Included in corporate and non-allocated costs was amortization expense of $67.1 million and $22.8 million for the three months ended September 30, 2022 and 2021 and $290.8 million and $65.4 million for the nine months ended September 30,2022 and 2021. Also included were acquisition and integration costs of $13.4 million and $6.2 million for the three months ended September 30,2022 and 2021 and $42.7 million and $9.5 million for the nine months ended September 30,2022 and 2021.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur, and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP financial measure enables it and its investors to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	September 30, 2022		December 31, 2021		September 30, 2021
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,207,737	$2,854,847	$2,002,862	$2,769,106	$1,884,602	$2,537,921
Estimated orders under MSAs and short-term, non-fixed price contracts	4,987,105	10,126,733	4,492,038	9,447,765	4,229,100	8,952,148

Backlog	$7,194,842	$12,981,580	$6,494,900	$12,216,871	$6,113,702	$11,490,069

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$2,305,314	$2,917,067	$2,178,846	$2,428,408	$934,959	$1,168,947
Estimated orders under MSAs and short-term, non-fixed price contracts	70,150	116,922	65,618	120,237	70,172	73,086

Backlog	$2,375,464	$3,033,989	$2,244,464	$2,548,645	$1,005,131	$1,242,033

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$899,476	$1,062,252	$637,843	$697,881	$616,621	$661,426
Estimated orders under MSAs and short-term, non-fixed price contracts	1,958,278	3,796,809	1,934,826	3,810,829	2,022,995	3,630,890

Backlog	$2,857,754	$4,859,061	$2,572,669	$4,508,710	$2,639,616	$4,292,316

Total
Remaining performance obligations	$5,412,527	$6,834,166	$4,819,551	$5,895,395	$3,436,182	$4,368,294
Estimated orders under MSAs and short-term, non-fixed price contracts	7,015,533	14,040,464	6,492,482	13,378,831	6,322,267	12,656,124

Backlog	$12,428,060	$20,874,630	$11,312,033	$19,274,226	$9,758,449	$17,024,418

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Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Nine Months Ended

September 30, 2022 and 2021
(In thousands, except per share information)
(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses, the effect of present value accretion on fair value calculations and changes in the estimated fair value of amounts based on the impact of interest rates; (vi) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vii) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; (viii) gains and losses on the sales of investments vary from period to period depending on activity; and (ix) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions.

Beginning with the period ended June 30, 2022, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock exclude the impact of equity in (earnings) losses of non-integral unconsolidated affiliates. Management believes that excluding the impact of this item allows Quanta’s investors and management to more effectively evaluate Quanta’s operations between periods and identify operating trends, since the results of these unconsolidated affiliates’ operations are not operationally integral to those of Quanta. As a result of this change, the calculation of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2021 has been recast to conform to the current presentation. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Nine Months Ended

September 30, 2022 and 2021
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported) (a)	$155,956	$174,365	$328,617	$381,159
Adjustments:
Acquisition and integration costs (b)	13,401	6,193	42,723	9,521
Asset impairment charges (c)	—	—	2,800	2,319
Change in fair value of contingent consideration liabilities	(1,924)	(787)	4,054	(1,360)
Equity in (earnings) losses of non-integral unconsolidated affiliates	(2,944)	(526)	(17,893)	(1,869)
Unrealized loss from mark-to-market adjustment on investment (d)	26,462	—	76,509	—
Gain on sale of investment (e)	—	—	(6,696)	—
Write-off of deferred financing costs (f)	—	3,090	—	3,090
Income tax impact of adjustments (g)	788	(1,984)	(13,109)	(2,837)

Adjusted net income attributable to common stock before certain non-cash adjustments (h)	191,739	180,351	417,005	390,023
Non-cash stock-based compensation	26,648	21,642	77,730	64,252
Amortization of intangible assets	67,147	22,772	290,843	65,418
Income tax impact of non-cash adjustments (g)	(24,418)	(11,579)	(95,921)	(33,809)

Adjusted net income attributable to common stock (h)	$261,116	$213,186	$689,657	$485,884

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	147,678	144,304	148,096	144,448

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$1.06	$1.21	$2.22	$2.64

Adjusted diluted earnings per share attributable to common stock (h)	$1.77	$1.48	$4.66	$3.36

See notes to follow.

Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Nine Months Ended

September 30, 2022 and 2021
(In thousands, except per share information)
(Unaudited)

(a)

The amount for the nine months ended September 30, 2021 includes a provision for credit loss of $23.6 million, or $0.12 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate.

(b)

The amounts for the three and nine months ended September 30, 2022 include, among other things, $11.0 million and $34.0 million of expenses associated with change of control payments as a result of the acquisition of Blattner.

(c)

The amount for the nine months ended September 30, 2022 represents an asset impairment charge primarily related to the discontinued use of the right-of-use asset associated with Quanta’s prior corporate headquarters. The amount for the nine months ended September 30, 2021 represents an asset impairment charge related to certain equipment that was not utilized in our core operations and subsequently sold.

(d)

The amounts for the three and nine months ended September 30, 2022 represent unrealized losses related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider. The losses were calculated as the difference between the market value of the investment as of September 30, 2022 and the market value of the investment as of June 30, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became a publicly traded company on March 29, 2022.

(e)	The amount for the nine months ended September 30, 2022 represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(f)

The amount for the three and nine months ended September 30, 2021 represents the write-off of deferred financing costs related to a bridge financing commitment entered into, but ultimately not utilized, in connection with Quanta’s acquisition of Blattner.

(g)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(h)

As described above, adjusted net income attributable to common stock before certain non-cash adjustments, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2021 have been recast to conform to the current period presentation.

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2022 and 2021

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and nine months ended September 30, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; (v) gains and losses on the sales of investments vary from period to period depending on activity; (vi) asset impairment charges can vary from period to period depending on economic and other factors; and (vii) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses, the effect of present value accretion on fair value calculations and changes in the estimated fair value of amounts based on the impact of interest rates. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to common stock (GAAP as reported)	$155,956	$174,365	$328,617	$381,159
Interest and other financing expenses	33,566	17,259	86,933	42,843
Interest income	(436)	(72)	(727)	(3,098)
Provision for income taxes	72,890	61,581	120,698	116,256
Depreciation expense	73,507	61,616	218,420	186,480
Amortization of intangible assets	67,147	22,772	290,843	65,418
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	3,165	2,825	11,005	6,476

EBITDA	405,795	340,346	1,055,789	795,534
Non-cash stock-based compensation	26,648	21,642	77,730	64,252
Acquisition and integration costs (a)	13,401	6,193	42,723	9,521
Equity in (earnings) losses of non-integral unconsolidated affiliates	(2,944)	(526)	(17,893)	(1,869)
Unrealized loss from mark-to-market adjustment on investment (b)	26,462	—	76,509	—
Gain on sale of investment (c)	—	—	(6,696)	—
Asset impairment charges (d)	—	—	2,800	2,319
Change in fair value of contingent consideration liabilities	(1,924)	(787)	4,054	(1,360)

Adjusted EBITDA	$467,438	$366,868	$1,235,016	$868,397

See notes to follow.

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2022 and 2021

(In thousands)

(Unaudited)

(a)

The amounts for the three and nine months ended September 30, 2022 include, among other things, $11.0 million and $34.0 million of expenses associated with change of control payments as a result of the acquisition of Blattner.

(b)

The amounts for the three and nine months ended September 30, 2022 represents unrealized losses related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider. The losses were calculated as the difference between the market value of the investment as of September 30, 2022 and the market value of the investment as of June 30, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became a publicly traded company on March 29, 2022.

(c)	The amount for the nine months ended September 30, 2022 represents a gain as a result of the sale of Quanta’s non-controlling ownership interest in a technology company.
(d)

The amount for the nine months ended September 30, 2022 represents an asset impairment charge related to the discontinued use of the right-of-use asset associated with Quanta’s prior corporate headquarters. The amount for the nine months ended September 30, 2021 represents an asset impairment charge related to certain equipment that was not utilized in our core operations and subsequently sold.

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Nine Months Ended

September 30, 2022 and 2021

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free (negative free) cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2022 and 2021. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$343,362	$17,876	$547,183	$332,437
Less: Net capital expenditures:
Capital expenditures	(105,958)	(74,612)	(337,469)	(232,996)
Cash proceeds from sale of property and equipment and related insurance settlements	18,217	16,686	43,603	35,636

Net capital expenditures	(87,741)	(57,926)	(293,866)	(197,360)

Free (Negative Free) Cash Flow	$255,621	$(40,050)	$253,317	$135,077

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility and commercial paper program. Available commitments for revolving loans under the senior credit facility must be maintained in order to provide credit support for notes issued under the commercial paper program, and therefore such notes effectively reduce the available borrowing capacity under the senior credit facility.

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2022

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measure of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses, the effect of present value accretion on fair value calculations and changes in the estimated fair value of amounts based on the impact of interest rates; (vi) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vii) unrealized mark-to-market adjustments on Quanta’s investment in a public company vary from period to period based on fluctuations in the market price of the company’s publicly traded securities; and (viii) gains and losses on the sales of investments vary from period to period depending on activity.

Beginning with the period ended June 30, 2022, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock exclude the impact of equity in (earnings) losses of non-integral unconsolidated affiliates. Management believes that excluding the impact of this item allows Quanta’s investors and management to more effectively evaluate Quanta’s operations between periods and identify operating trends since the results of these unconsolidated affiliates’ operations are not operationally integral to those of Quanta. As a result of this change, the calculation of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the full year 2022 conforms to the current presentation for the three and nine months ended September 30, 2022. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2022

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending December 31, 2022
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$472,700	$507,300
Non-cash stock-based compensation	105,400	105,400
Amortization of intangible assets	356,500	356,500
Acquisition and integration costs (a)	45,300	45,300
Asset impairment charges (b)	2,800	2,800
Change in fair value of contingent consideration liabilities	4,100	4,100
Equity in earnings of non-integral unconsolidated affiliates	(17,900)	(17,900)
Unrealized loss from mark to market adjustment on investment (c)	76,500	76,500
Gain on sale of investment (d)	(6,700)	(6,700)
Income tax impact of adjustments (e)	(128,300)	(128,300)

Adjusted net income attributable to common stock (f)	$910,400	$945,000

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	148,000	148,000

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.19	$3.43

Adjusted diluted earnings per share attributable to common stock (f)	$6.15	$6.39

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the acquisition of Blattner. These change in control payments have been expensed on a pro rata basis from January 1, 2022 through the one-year anniversary of Quanta’s acquisition of Blattner in October 2022.

(b)

The amount represents an asset impairment charge primarily related to the discontinued use of the right-of-use asset associated with Quanta’s prior corporate headquarters in connection with its move to a new headquarters.

(c)

The amount represents an unrealized loss related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider, for the nine months ended September 30, 2022. The loss was calculated as the difference between the market value of the investment as of September 30, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became a publicly traded company on March 29, 2022.

(d)	The amount represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(e)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(f)

As described above, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the year ended December 31, 2022 conforms to the presentation of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2022.

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2022 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA to net income attributable to common stock for the full year ended December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) asset impairment charges can vary from period to period depending on economic and other factors; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses, the effect of present value accretion on fair value calculations and changes in the estimated fair value of amounts based on the impact of interest rates; (v) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; and (vii) gains and losses on sales of investments vary from period to period depending on activity.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2022 (In thousands) (Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2022
Net income attributable to common stock (as defined by GAAP)	$472,700	$507,300
Interest and other financing expenses, net	121,000	122,000
Provision for income taxes	183,600	198,800
Depreciation expense	288,700	288,700
Amortization of intangible assets	356,500	356,500
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	13,000	13,000

EBITDA	1,435,500	1,486,300
Non-cash stock-based compensation	105,400	105,400
Acquisition and integration costs (a)	45,300	45,300
Asset impairment charges (b)	2,800	2,800
Change in fair value of contingent consideration liabilities	4,100	4,100
Equity in earnings of non-integral unconsolidated affiliates	(17,900)	(17,900)
Unrealized loss from mark to market adjustment on investment (c)	76,500	76,500
Gain on sale of investment (d)	(6,700)	(6,700)

Adjusted EBITDA	$1,645,000	$1,695,800

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the acquisition of Blattner. These change in control payments have been expensed on a pro rata basis from January 1, 2022 through the one year anniversary of Quanta’s acquisition of Blattner in October 2022.

(b)

The amount represents an asset impairment charge primarily related to the discontinued use of the right-of-use asset associated with Quanta’s prior corporate headquarters in connection with its move to a new headquarters.

(c)

The amount represents an unrealized loss related to the fair value remeasurement of our common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider, for the nine months ended September 30, 2022. The loss was calculated as the difference between the market value of the investment as of September 30, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became a publicly traded company on March 29, 2022.

(d)	The amount represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2022 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ended December 31, 2022. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2022
Net cash provided by operating activities	$1,000,000	$1,100,000
Less: Net capital expenditures	(400,000)	(400,000)

Free Cash Flow	$600,000	$700,000

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